UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2012

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 7, 2012, NeuroMetrix, Inc. (“NeuroMetrix” or “we”) priced a public offering (the “Offering”) of up to 10,500,000 Units, with each Unit consisting of one share of common stock, par value $0.0001 per share, and a warrant to purchase one half of a share of common stock.  The Units were offered to the public at a price of $1.00 per Unit and the warrants, which are exercisable starting 180 days from the closing and will remain exercisable thereafter until five years from such closing date, have an exercise price of $1.15 per share.  If all of the Units are sold, we anticipate that we will receive Offering proceeds, net of estimated discounts, commissions and expenses, of approximately $9,360,000.  The Company will use the net proceeds from the Offering for general corporate purposes, including as more fully described in the Offering prospectus.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-178165) (the “Registration Statement”).  Dawson James Securities, Inc. acted as the Company’s placement agent for the Offering. Dawson James Securities, Inc. is also entitled to receive warrants to purchase up to 525,000 shares of common stock at an exercise price of $1.25 per share. The placement agent warrants will be issued on substantially the same terms as the warrants issued in the public offering except that the placement agent warrants are not exercisable until one year from the date of issuance and will remain exercisable until five years from the effective date of the Registration Statement.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated February 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: February 8, 2012	/s/	THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 8, 2012.